040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110283594-05
	Filing Date and Time: 04/15/2011 2:35 PM
	Entity Number: E0217552011-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CHARGER MINERALS CORPORATION

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: ______ (Name)
- [X] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

ASPEN ASSET MANAGEMENT SERVICES-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
6623 LAS VEGAS BLVD SOUTH	LAS VEGAS	Nevada	89119
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100000000 — Par value per share: $ 0.001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ROBERT CARD (Name)

Street Address	City	State	Zip Code
5067 EAST 26TH DRIVE	BELLINGHAM	WA	98226

2) ______ (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions) *The purpose of the corporation shall be:*

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name	Incorporator Signature		
ROBERT CARD	X ROBERT CARD		
Address	**City**	**State**	**Zip Code**
5067 EAST 26TH DRIVE	BELLINGHAM	WA	98226

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X ASPEN ASSET MANAGEMENT SERVICES — 4/15/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

CHARGER MINERALS CORPORATION
NAME OF CORPORATION

FILE NUMBER: E0217552011-3

FOR THE FILING PERIOD OF 4/2011 TO 4/2012

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

ASPEN ASSET MANAGEMENT SERVICES
6623 LAS VEGAS BLVD SOUTH #255
LAS VEGAS, NV 89119 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

100101

Filed in the office of Ross Miller, Secretary of State, State of Nevada

Document Number: 20110283674-74
Filing Date and Time: 04/15/2011 2:52 PM
Entity Number: E0217552011-3

(This document was filed electronically.)
ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
ROBERT CARD	PRESIDENT (OR EQUIVALENT OF)	5067 EAST 25TH DRIVE	BELLINGHAM	WA	98226
ROBERT CARD	SECRETARY (OR EQUIVALENT OF)	5067 EAST 25TH DRIVE	BELLINGHAM	WA	98226
ROBERT CARD	TREASURER (OR EQUIVALENT OF)	5067 EAST 25TH DRIVE	BELLINGHAM	WA	98226
ROBERT CARD	DIRECTOR	5067 EAST 25TH DRIVE	BELLINGHAM	WA	98226

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ROBERT CARD [signature]
Signature of Officer

Title: PRESIDENT Date: 4/15/2011 2:51:09 PM